Exhibit 99.3

Contact:	Jenny R. Kobin

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL LAUNCHES STRATEGIC TRANSFORMATION PLAN

•	Focused on four newly structured high-growth business verticals – Physician, Laboratory, In-Office Dispensing and Home Care & Hospice

•	Will seek to divest two business units serving skilled nursing facilities and specialty dental practices

•	Accelerates investment in selling and marketing resources to reach integrated health systems and community health centers

•	Announces three acquisitions: two premier laboratory service companies and one physician office dispensing company, adding approximately $120 million of annual revenues

Jacksonville, Florida (May 10, 2012) – PSS World Medical, Inc. (NasdaqGS:PSSI) announced today that its Board of Directors has approved a strategic restructuring plan designed to transform the Company, focusing its efforts and investments on what it believes will be the fastest growing segments of non-acute, alternate site healthcare in the U.S. Specifically, the Company will focus on physician, laboratory, in-office dispensing, and the home care and hospice markets. The Company will seek to divest its skilled nursing business and a specialty dental business.

President and Chief Executive Officer, Gary A. Corless, commented, “As the U.S. healthcare system deals with unprecedented change and uncertainty, it is imperative that PSS be part of a solution, which we are referring to as Healthcare 2.0. The transformation we are undertaking will reposition us to better serve those front line caregivers, who improve patient outcomes through the delivery of high quality, cost effective care, in settings preferred by patients and payers. We will help our nation’s providers adapt to an increasingly complex and challenging environment by delivering on our purpose to strengthen the clinical success and financial health of caregivers by solving their biggest problems.

“This is a unique opportunity to transform our business at an accelerated pace to meet the changing needs of the healthcare market by leveraging our strengths, our position and our expertise while enhancing shareholder value. We must now increase our investment in key strategic businesses and narrow our focus to customers who can best benefit from our expertise and service model. By focusing on these four business verticals, we will better support caregivers’ efforts to detect, diagnose, and treat at the point of care in a convenient setting,” continued Corless.

“For shareholders, we believe this new direction will provide accelerated growth and higher returns. This strategic transformation of our Company, which will occur over the next several years, will enable us to provide attractive returns to our shareholders, with a target of doubling revenues and increasing operating margins to greater than 10%,” Corless concluded.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “The Company approaches this strategic transformation from a position of financial strength and flexibility. We are excited to announce definitive agreements to acquire three companies, InfoLab, ProLabs and Physician Partners, that are expected to be accretive in fiscal year 2013 and add annual revenues of approximately $120 million. An aggressive, focused acquisition strategy will continue to be a key part of the strategic transformation plan we are announcing today.”

“This plan will also include the integration of all our warehouse operations into one common distribution infrastructure, as well as a redesign of our shared service and field support functions. These efforts are expected to significantly reduce operating costs while streamlining decision making and improving service. We want to assure customers in both of our current businesses, physician and extended care, that they will experience no immediate changes. Our salesforce, delivery professionals, customer service representatives, and other customer facing team members will continue to serve customers as usual.”

Additional information regarding today’s announcement will be provided in the following two upcoming events:

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PSS will host a conference call and live webcast today, Thursday, May 10, 2012 at 8:30 a.m. ET, to discuss the financial results for the fourth quarter and fiscal year ended March 30, 2012, and the strategic transformation plans. In addition, an online replay will be available approximately one hour following the conclusion of the live broadcast.

•

PSS will host and webcast its annual Investor Day meeting in New York City on Thursday, May 24, 2012, from 8:00-10:00 a.m. ET to provide further information on the strategic transformation and implications for the Company’s near-term and long-term strategic and financial outlook.

A link to these events can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events & Presentations.”

PSS World Medical, Inc. markets and distributes medical products to physicians, elder care providers and alternate-site healthcare providers throughout the United States. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused approach to customer service and operational excellence. The Company’s stated purpose is to strengthen the clinical success and financial health of caregivers by solving their biggest problems.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others, and specifically include statements regarding the plans, strategies and objectives of management for future operations, including execution of restructuring plan or plans, and the additional investment in, and disposition of, certain business operations; statements or projections of cost savings, growth rates, profitability, investment levels or other financial items; statements regarding anticipated operational and financial results; and any statements of assumptions underlying any of the foregoing. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic and political conditions; our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to successfully execute our mergers and acquisitions strategy or to successfully complete proposed divestitures at expected values and on expected timelines; our ability to implement our plans for the restructuring of our business operations on a timely or cost-effective basis or at all; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy or to execute cost reduction programs and restructuring and integration plans; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our and our customers’ businesses are subject to numerous federal, state and foreign laws and regulations that could impact our and their financial condition and results of operations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS World Medical, Inc. assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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